UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                   BIOMET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Indiana                         0-12515                35-1418342
- - -------------------------------          -----------         -------------------
(State or other jurisdiction of          (Commission         (I.R.S. Employer
incorporation or organization)           file Number)        Identification No.)

       Airport Industrial Park, P.O. Box 587, Warsaw, Indiana  46581-0587
       ------------------------------------------------------------------
                   (Address of principal executive offices)

                                 (219) 267-6639
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
             ------------------------------------------------------
             (Former name or address, if changed since last report)

The Index to Exhibits is at page _____ in the sequential numbering system. Total pages:_______.


Item 5.     Other Events.

On August 12, 1994 the registrant issued the following press release.

Biomet, Inc. (NASDAQ:BMET) announced today that it has purchased Figgie International Inc.'s entire stake in Kirschner Medical Corporation. The interests purchased by Biomet consisted of the 685,222 Kirschner shares held by Figgie, representing 19.9% of the issued and outstanding Kirschner shares, and a promissory note issued to Figgie by Kirschner's Spanish subsidiary, Industrias Quirurgicas de Levante, S.A. The purchase price for these interests was $8.7 million in cash.

As previously announced, Biomet and Kirschner entered into a definitive agreement on July 16, 1994, to merge Kirschner with a wholly-owned subsidiary of Biomet. Under the agreement, Kirschner accepted Biomet's proposal to purchase all of the outstanding shares of Kirschner common stock for $10.75 per share in cash or an equivalent value in Biomet stock. Biomet will select whether to use all cash or all stock in the transaction. If stock is used, Kirschner shareholders will receive not less than 0.9 shares of Biomet stock for each share of Kirschner stock.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy Biomet common shares. Any such offer to be made in connection with the proposed transaction shall be made only by means of a prospectus.

Biomet, Inc. and its subsidiaries design, develop, manufacture and market products used primarily by orthopedic medical specialists in both surgical and non-surgical therapy, including reconstructive and trauma devices, electrical bone growth stimulators, orthopedic support devices, operating room supplies, powered surgical instruments, general surgical instruments, arthroscopy products and oral-maxillofacial implants and instruments. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 100 countries.

For further information contact Jim Howie, Director of Corporate
Development and Communications, or Kathy Waggener, Manager of
Corporate Communications at (219) 267-6639.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    BIOMET, INC.
                                                    ------------
                                                    Registrant


                                             By:    /s/ Gregory D. Hartman
                                                    ----------------------
                                                    Gregory D. Hartman
                                                    Vice President - Finance
                                                    August 22, 1994


FORM 8-K
INDEX OF EXHIBITS

Number of Exhibit                                         Sequential Numbering
Assigned in Regulation                                    System Page Number
S-K Item 601                 Description of Exhibit       of Exhibit
- - ----------------------       ----------------------       --------------------
      (1)                    Not Applicable.
      (2)                    Not Applicable.
      (4)                    Not Applicable.
     (16)                    Not Applicable.
     (17)                    Not Applicable.
     (20)                    Not Applicable.
     (23)                    Not Applicable.
     (24)                    Not Applicable.
     (27)                    Not Applicable.